Exhibit 99.4

CONSENT OF KEEFE, BRUYETTE & WOODS, INC.

     We hereby consent to the use of our opinion letter dated August 25, 2004 to the Board of Directors of Banknorth Group, Inc., included as Appendix E to the Proxy Statement/Prospectus which forms part of the Registration Statement dated as of the date hereof on Form S-4/F-4 relating to the proposed transaction between Banknorth Group, Inc. and The Toronto-Dominion Bank described therein and to the references to such opinion therein.

     In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/  KEEFE, BRUYETTE & WOODS, INC.

December 16, 2004